   As filed with the Securities and Exchange Commission on February 14, 2001
                                                     Registration No. 333-41650
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                          AMENDMENT NO. 1 TO FORM S-1
                                      ON
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                ---------------

                              ACTERNA CORPORATION
                        (formerly Dynatech Corporation)
            (Exact name of registrant as specified in its charter)

            Delaware                                       04-02258582
  (State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                    Identification Number)

                         3 New England Executive Park
                     Burlington, Massachusetts 01803-5087
                       (781) 272-6100   www.acterna.com
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                           Mark V.B. Tremallo, Esq.
                   Corporate Vice President, General Counsel
                              Acterna Corporation
                         3 New England Executive Park
                     Burlington, Massachusetts 01803-5087
                                (781) 272-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                   Copy to:

                           Franci J. Blassberg, Esq.
                             Debevoise & Plimpton
                               875 Third Avenue
                           New York, New York 10022
                                (212) 909-6000

                                ---------------

   Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------
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
                                              Proposed        Proposed
 Title of each Class of       Amount          Maximum          Maximum       Amount of
    Securities to be           to be       Offering Price     Aggregate     Registration
       Registered           Registered      Per Share(1)  Offering Price(1)     Fee
----------------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share(3).....
----------------------------------------------------------------------------------------
Debt Securities(4).....
----------------------------------------------------------------------------------------
Preferred Stock, par
 value $.01 per
 share(5)..............
----------------------------------------------------------------------------------------
Depositary Shares(6)...
----------------------------------------------------------------------------------------
Warrants(7)............
----------------------------------------------------------------------------------------
  Total ................ $1,000,000,000(8)      100%      $1,000,000,000(8)   $250,000
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.
(2) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933 in respect of the $1,000,000,000 of previously unregistered securities registered hereunder, and includes $30,360 that was paid on July 18, 2000.
(3) Subject to note (8) below, there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold from time to time by Acterna Corporation, including sales upon the exercise of Warrants.
(4) Subject to note (8) below, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold from time to time by Acterna Corporation, including sales upon the exercise of Warrants.
(5) Subject to note (8) below, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold from time to time by Acterna Corporation, including sales upon the exercise of Warrants.
(6) Subject to note (8) below, there is being registered hereunder an indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event Acterna Corporation elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and shares of Preferred Stock will be issued to the Depositary under the Deposit Agreement. No separate consideration will be received for the Depositary Shares.
(7) Subject to note (8) below, there is being registered hereunder an indeterminate amount and number of Warrants as may be sold from time to time by Acterna Corporation, representing rights to purchase Debt Securities, Preferred Stock or Common Stock. Warrants may be sold separately or with Debt Securities, Preferred Stock or Common Stock.
(8) The prospectus included herein relates to $1,000,000,000 of Securities. Such amount represents the principal amount of any Debt Securities issued at their principal amount, the issue price (rather than the principal amount) of any Debt Securities issued at an original issue discount, the liquidation preference of any Preferred Stock, the amount computed pursuant to Rule 457(c) for any Common Stock, the issue price of any Warrants and the exercise price of any securities issuable upon the exercise of Warrants. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus in not an + +offer to sell these securities and we are not soliciting offers to buy the +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION DATED FEBRUARY 14, 2001

PROSPECTUS

                               [LOGO OF ACTERNA]

                                DEBT SECURITIES
                                  COMMON STOCK
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                    WARRANTS

                                  -----------

  By this prospectus, we may offer from time to time up to $1,000,000,000 of any combination of the securities described in this prospectus.

  We will provide specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also change or update information contained in this prospectus.

  We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.

                                  -----------

  Investing in our securities involves risks. See "Risk Factors" on page 2.

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. They have not made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

                   The date of this Prospectus is     , 2001

                               TABLE OF CONTENTS

ABOUT THIS PROSPECTUS.......................................................   i

ACTERNA CORPORATION.........................................................   1

RISK FACTORS................................................................   2

USE OF PROCEEDS.............................................................   9

RATIO OF EARNINGS TO FIXED CHARGES..........................................   9

FORWARD-LOOKING STATEMENTS..................................................  10

DESCRIPTION OF DEBT SECURITIES..............................................  11

DESCRIPTION OF CAPITAL STOCK................................................  20

DESCRIPTION OF WARRANTS.....................................................  26

PLAN OF DISTRIBUTION........................................................  28

LEGAL MATTERS...............................................................  29

EXPERTS.....................................................................  29

WHERE YOU CAN FIND MORE INFORMATION.........................................  29

INCORPORATION BY REFERENCE..................................................  30

SIGNATURES..................................................................  36

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell the securities described in the prospectus from time to time. This prospectus provides you with a general description of the securities we may offer. We may also add, update or change information contained in this prospectus through a supplement to this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                              ACTERNA CORPORATION

   We are the world's second largest developer, manufacturer and marketer of instruments, systems, software and services to test, deploy, manage and optimize communications networks, equipment and services. We are the largest company that focuses primarily on the communications test and management business. With over 750 sales personnel and a local presence in over 80 countries, we offer a broad range of products that test and manage the operational performance of converged networks, including optical transmission systems, data services, voice services, wireless services, cable services and video delivery.

   In addition to our communications test and management business, we operate two subsidiaries, AIRSHOW, Inc. and da Vinci Systems, Inc. AIRSHOW is the leading provider of systems that deliver real-time news, information and flight data to aircraft passengers. da Vinci manufactures systems that correct or enhance the accuracy of color during the process of transferring film-based images to videotape.

   We were incorporated in Massachusetts in 1959. In 1999, we reincorporated in Delaware. Our principal offices are located at 3 New England Executive Park, Burlington, Massachusetts 01803-5087. Our telephone number is (781) 272-6100, and our website is http://www.acterna.com. No portion of our website or other websites linked to it should be considered a part of this prospectus.

                                  RISK FACTORS

   You should carefully consider the risks described below and the other information in this prospectus before deciding to purchase any securities that we may offer. Our securities are subject to significant investment risks. Many factors, including the risks described below and other risks we have not recognized, could cause our business and results of operations to be negatively affected, which could cause the price of our securities to decline.

                         Risks Related to Our Business

Because our quarterly operating results have fluctuated in the past and are likely to fluctuate in the future, the prices of our securities may be volatile and may decline.

   In the past, we have experienced fluctuations in our quarterly results due to a number of factors beyond our control. In the future, we expect that our quarterly operating results may fluctuate and will be difficult to predict given the nature of our business. Many factors could cause our operating results to fluctuate from quarter to quarter in the future, including the following:


  . the size and timing of orders from our customers, in each case exacerbated by the lengthy and unpredictable buying patterns of our customers, and our ability to ship these orders on a timely basis;

  . the degree to which our customers have allocated and spent their yearly budgets, which has, in some cases, resulted in higher net sales in our third quarter;

  . the uneven pace of technology innovation, the development of products and services responding to these technology innovations by us and our competitors, and customers' acceptance of these products and innovations;

  . the varied degree of price, product and technology competition, which has been affected by the rapid changes in the telecommunications industry and our customers' and competitors' responses to these changes;

  . economic downturns or other factors reducing demand for telecommunication equipment and services may cause our customers to reduce their spending on testing products and services;

  . potential delay or deferral of customer deployment of our products and services;

  . the relative percentages of our products and services sold domestically and internationally; and

  . the mix of the products and services we sell and the varied margins associated with these products.

   A significant portion of our operating expenses is fixed and if our net sales are below our expectations in any quarter, we may not be able to reduce our spending in a timely manner. If our results of operations are below the expectations of investors or market analysts, the prices of our securities are likely to decline.

The length and unpredictability of the order process for our products make it difficult to forecast quarterly revenues.

   Sales of our products, particularly our systems, often entail an extended decision-making process on the part of prospective customers. We may experience delays in obtaining orders following initial contact with a prospective customer and expend substantial funds and management effort pursuing these sales. Our ability to forecast the timing and amount of specific sales is therefore limited. As a result, the uneven buying patterns of our customers may cause fluctuations in our quarterly operating results, which could cause the prices of our securities to decline.

   There are other sources of delays that contribute to a long order process, or even the loss of a potential order. These include potential customers' internal approval and contracting procedures, procurement practices, and testing and acceptance processes. As a result, the order process for larger deployment of selected products typically ranges from six to 24 months for new deployment of selected product sales, and up to six months for occasional large selected product sales. The deferral or loss of one or more significant orders could significantly affect operating results in a particular quarter, especially if there are significant sales and marketing expenses associated with the deferred or lost order.

As we acquire businesses, we will face the significant challenges of integrating the operations of those businesses with our existing operations and may encounter unanticipated difficulties or costs during the integration process.

   Our acquisition strategy presents us with significant challenges. It may be difficult for us to expand our financial and management controls and reporting systems and procedures to integrate those businesses. The successful integration of acquired businesses and implementation of our operating strategy could divert substantial resources and attention from our management team. If unanticipated costs or difficulties arise, those acquisitions could have a material adverse effect on our results of operations or competitive position.

The markets in which we operate are highly competitive. We may not adapt as quickly as our competitors to changes in these markets.

   The markets for our products are highly competitive. We compete directly or indirectly with Agilent Technologies, Inc., Tektronix, Inc. and Anritsu Corporation. We also compete with a number of other vendors who offer products that address discrete portions of our market, including Spirent plc, Digital Lightwave, Inc., Exfo Electro-Optical Engineering, Inc. and Sunrise Telecom Incorporated. Due to the rapid evolution of the markets in which we compete, additional competitors with significant market presence and financial resources, including large telecommunications equipment manufacturers, may enter our markets and further intensify competition. Increased competition could cause us to reduce the price of our products or lose market share.

   In addition, some of our current and potential competitors have greater name recognition and greater financial, selling and marketing, technical, manufacturing and other resources than we do. To continue to compete effectively, we will be required to make significant investments in research and product development, marketing and customer service and support. We may not be able to compete effectively with our existing competitors or with new competitors, and our competitors may succeed in adapting more rapidly and effectively to changes in technology, in the market or in developing or marketing products that will be more widely accepted.

The markets we serve are characterized by rapid change and innovation. We may not be able to develop and successfully market products that account for such changes and innovations.

   The market for our products and services is characterized by rapidly changing technologies, new and evolving industry standards and protocols and product and service introductions and enhancements that may render our existing offerings obsolete or unmarketable. A shift in customer emphasis from employee-operated communications test to automated test and monitoring systems could likewise render our existing product offerings obsolete or unmarketable, or reduce the size of one or more of our addressed markets. In particular, incorporation of self-testing functions in the equipment currently addressed by our communications test instruments could render our offerings redundant and unmarketable. Failure to anticipate or to respond rapidly to advances in technology and to adapt our products appropriately could have a material adverse effect on our business, financial condition and results of operations.

   The development of new, technologically advanced products is a complex and uncertain process requiring the accurate anticipation of technological and market trends and the incurrence of substantial research and development costs. We may not successfully anticipate such trends or have sufficient free cash flow to continue to incur such costs. In addition, we must carefully manage production and inventory levels to meet product demand, new product introductions and product transitions. Inaccuracies in our demand forecasts could quickly result in either insufficient or excessive inventories and disproportionate expenses. We cannot assure you that we will successfully identify new product opportunities, develop and bring new products to market in a timely manner achieve market acceptance of our products or that products and technologies developed by others will not render our products or technologies obsolete or noncompetitive.

Our manufacturing efforts could be interrupted due to component shortages, which could reduce our ability to build and sell our products.

   We use a number of components to build our products and systems that are only available from a limited number of, or single-source, vendors. Examples of these types of components include semiconductors that we purchase exclusively from large manufacturers and custom application-specific integrated circuits that are made for us by a single foundry. In addition, to obtain the components we require to build our products and systems, we may be required to obtain alternate sources of supply, which can be time consuming and result in higher procurement costs. From time to time, we receive limited allocations of key components for several of our products. To address this issue, we attempt as appropriate to increase inventory levels of key components and to seek additional sources of supply. We cannot assure you, however, that these measures will be adequate to fulfill our manufacturing requirements. We also cannot assure you that we will be able to obtain suitable substitutes for components that become unavailable, which could potentially require us to perform costly and time consuming redesigns of our products. If we are unable to obtain sufficient quantities of required components, or if suppliers choose to reduce the amount of parts they make available to us, we may be unable to meet customer demand for our products, which would negatively affect our business and results of operations and could materially damage customer relationships.

Acquisitions by us of additional businesses, products or technologies could negatively affect our business and the price of our securities.

   We have acquired businesses and technologies in the past and expect to pursue acquisitions of other companies, technologies and new and complementary product lines in the future. Any acquisition would involve risks to our business, including:

  . an inability to integrate the operations, products and personnel of our acquired businesses;

  . an inability to retain key personnel of, or add key personnel to, the acquired businesses;

  . an inability to manufacture and sell the products of the acquired businesses;

  . a decline in demand by our customers for products of the acquired businesses;

  . an inability to expand our financial and management controls and reporting systems and procedures to incorporate the acquired businesses;

  . diversion of management's time and attention;

  . potential difficulties in completing projects associated with purchased in-process research and development;

  . customer dissatisfaction or performance problems with the products or services of an acquired firm;

  . risks of entering markets in which we have no or limited direct prior experience and where competitors in such markets have stronger market positions;

  . assumption of unknown liabilities, or other unanticipated events or circumstances;

  . the possibility that we may pay too much cash or issue too much of our stock as the purchase price for an acquired business relative to the economic benefits that we ultimately derive from operating the acquired business; and

  . the need to record significant one-time charges or amortize intangible assets, which could lower our reported earnings.

   Mergers and acquisitions of high-technology companies are inherently risky. We cannot assure you that any business that we may acquire will achieve anticipated net sales and operating results, which could decrease the value of the acquisition to us. Any of these risks could materially harm our business, financial condition and results of operations. Payment paid for future acquisitions, if any, could be in the form of cash, stock, rights to purchase stock or a combination of these. Dilution to existing stockholders and to earnings per share may result in connection with any future acquisitions.

Our substantial debt could adversely affect our financial condition.

   We have a significant amount of debt. Our level of debt and the terms of our debt instruments may have important consequences for us, including, but not limited to, the following:

  . our vulnerability to adverse general economic conditions is heightened;

  . we will be required to dedicate a substantial portion of our cash flow from operations to repayment of debt, limiting the availability of cash for other purposes;

  . we are and will continue to be limited by financial and other restrictive covenants in our ability to borrow additional funds, guarantee obligations, pay dividends, consummate asset sales, enter into transactions with affiliates or conduct mergers and acquisitions;

  . our flexibility in planning for, or reacting to, changes in our business and industry will be limited;

  . we are sensitive to fluctuations in interest rates because some of our debt obligations are subject to variable interest rates; and

  . our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired.

   Our leverage and restrictions in our debt instruments may materially and adversely affect our ability to finance our future operations or capital needs or to capitalize on business opportunities.

Our debt agreements impose significant operating and financial restrictions, which may prevent us from capitalizing on business opportunities.

   Our debt agreements impose significant restrictions on our operations, thereby limiting the discretion of management with respect to certain business matters. These agreements restrict, among other things, our ability to:

  . incur additional indebtedness, guarantee obligations and create liens;

  . pay dividends and make other distributions;

  . prepay or modify the terms of other indebtedness;

  . make certain capital expenditures, investments or acquisitions, or enter into mergers or consolidations or sales of assets; and

  . engage in certain transactions with affiliates.

   Our ability to comply with the restrictions contained in our debt agreements may be affected by events beyond our control, including prevailing economic, financial and industry conditions, and we may not be able to comply with such restrictions in the future.

Economic, political and other risks associated with international sales and operations could adversely affect our net sales.

   Because we sell our products worldwide, our business is subject to risks associated with doing business internationally. Many of our manufacturing facilities and suppliers are located outside the United States. Accordingly, our future results could be harmed by a variety of factors, including:

  . changes in foreign currency exchange rates;

  . changes in a specific country's or region's political or economic conditions, particularly in emerging markets;

  . trade protection measures and import or export licensing requirements;

  . potentially negative consequences from changes in tax laws;

  . challenges in staffing and managing international operations;

  . differing protection of intellectual property in disparate jurisdictions;
    and

  . unexpected changes in regulatory requirements.

The planned divestiture of our industrial computing and communications segment may not be successful.

   We are in the process of transitioning from a portfolio of businesses to a company that is focused primarily on the communications test business. In May 2000, our board of directors approved a plan to divest our industrial computing and communications segment, which consists of the ICS Advent and Itronix Corporation subsidiaries. We cannot assure you that we will be able to find a buyer for these subsidiaries or that we will be able to obtain an attractive price.

Several of our products must comply with significant governmental and industry-based regulations, certifications, standards and protocols. Such compliance is costly and time consuming, and we cannot assure you that our products will continue to meet these standards in the future.

   Several of our products must comply with significant governmental and industry-based regulations, certifications, standards and protocols, some of which evolve as new technologies are deployed. These regulations, certifications, standards and protocols include those promulgated by the U.S. Federal Communications Commission, the Underwriters Laboratories and various foreign jurisdictions. Compliance with such regulations, certifications, standards and protocols may prove costly and time-consuming for us. In addition, regulatory compliance may present barriers to entry in particular markets or reduce the profitability of our product offerings. Such regulations, certifications, standards and protocols may also adversely affect the communications industry, limit the number of potential customers for our products and services or otherwise have a material adverse effect on our business, financial condition and results of operations. Failure to comply, or delays in compliance, with such regulations, standards and protocols or delays in receipt of such certifications could delay the introduction of new products or cause our existing products to become obsolete.

We may incur expenses to comply with environmental regulations.

   There are aspects of our business that involve substances that could pose a threat of contamination to the environment. We may in the future incur expenses resulting from environmental remediation activities, or in connection with complying with current or future environmental regulations. Environmental remediation is costly, time consuming and could result in lengthy proceedings that could distract our management. If we are required to remediate any environmental hazard, our business, results of operations and financial condition could be harmed.

                         Risks Related to Our Industry

Industry consolidation or changes in regulation could adversely affect our business.

   A substantial portion of our customers are regional telephone service operating companies, competitive access providers, wireless service providers, competitive local exchange carriers and other communications service providers and industrial engineers and other users of communications test equipment. Their industries are characterized by intense competition and consolidation. Consolidation could reduce the number of our customers, increase their buying power and create pressure on us to lower our prices. In addition, governmental regulation of the communications industry could materially adversely affect our customers and, as a result, materially limit or restrict our business. The current trend toward deregulation of the telecommunications market, which has resulted in increased competition among our customers as well as escalating demand on the part of such customers for our technologies and services, may not continue.

If service providers reduce their use of field technicians and successfully implement a self-service installation model, demand for our products could decrease.

   To ensure quality service, our major service provider customers typically send a technician who uses our products into the field to verify service for installations. However, some providers have recently announced plans to encourage their customers to install their own service and, by doing so, hope to reduce their expenses and expedite installation for their customers. To encourage self-installation, these companies offer financial incentives. If service providers successfully implement these plans or choose to send technicians into the field only after a problem has been reported, or if alternative methods of verification become available, such as remote verification service, the need for field technicians and the need for some of our products could decrease, which would negatively affect our business and results of operations.

Our operating results could be harmed if the markets into which we sell our products experience a downturn as a result of a reduction in previously planned capital expenditures for infrastructure expansion.

   Several significant markets into which we sell our products are cyclical. Periodic downturns in the telecommunications industry in general or a particular segment of the industry may result in a reduction in capital expenditures for infrastructure expansion. Industry and segment downturns have been characterized by diminished product demand, excess manufacturing capacity and the subsequent accelerated erosion of average selling prices. Any significant downturn in our customers' markets or in general economic conditions would likely result in a reduction in demand for our products and services and could harm our business. Our customers may be unable to pay for our products in a timely manner or they may decide to delay placing orders with us.

Our success depends upon the quality of our key personnel. If we are unable to retain some of our personnel, or if we are unable to continue to hire highly-skilled personnel, our business may suffer.

   Our success depends in large part upon our senior management, as well as our ability to attract and retain highly-skilled technical, managerial, sales and marketing personnel, particularly engineers with communications equipment experience. Competition for such personnel is intense, and we may not be successful in retaining our existing key personnel or attracting additional employees. Any failure to retain our personnel, including our senior management, could have a material adverse effect on our business, financial condition and results of operations. In addition, continued labor market shortages of technically-skilled personnel may lead to significant wage increases, which could adversely affect our results of operations.

Third parties may claim we are infringing their intellectual property and, as a result of such claims, we may face significant litigation or incur licensing expenses or be prevented from selling our products.

   Third parties may claim that we are infringing their intellectual property rights, and we may be found to infringe those intellectual property rights. Although we do not believe that any of our products infringe the valid intellectual property rights of third parties, we may be unaware of the intellectual property rights of others that may cover some of our technology, products and services.

   Any litigation regarding patents or other intellectual property rights could be costly and time consuming, and divert the attentions of our management and key personnel from our business operations. The complexity of the technology involved and the uncertainty of intellectual property litigation increase these risks. Claims of intellectual property infringement might also require us to enter into costly royalty or license agreements. However, we may not be able to obtain royalty or license agreements on terms acceptable to us, or at all. We also may be subject to significant damages or injunctions against development and sale of certain of our products.

Third parties may infringe on our intellectual property and, as a result, we may expend significant resources enforcing our rights or suffer competitively.

   Our success depends in large part on our intellectual property. We rely on a combination of patents, copyrights, trademarks and trade secrets, confidentiality provisions and licensing arrangements to establish and protect our proprietary intellectual property. If we fail to enforce successfully our intellectual property rights, our competitive position could suffer, which could have a material adverse effect on our business, financial condition and results of operations.

   Our pending patent and trademark registration applications may not be allowed or competitors may challenge the validity or scope of these patent applications or trademarks registrations. In addition, competitors may design alternatives to our technology or develop competing technologies. Intellectual property rights may also be unavailable or limited in some foreign countries, which could make it easier for our competitors to capture market share.

Our products are complex, and our failure to detect errors and defects may subject us to costly repairs, product returns under warranty and product liability litigation.

   Our products are complex and may contain undetected defects or errors when first introduced or as enhancements are released. These errors may occur despite our testing and may not be discovered until after a product has been shipped and used by our customers. This risk is compounded by the fact that we offer many products, with multiple hardware and software configurations, which makes it more difficult to ensure high standards of quality control in our manufacturing process. The existence of these errors or defects could result in costly repairs and/or returns of products under warranty, diversion of development resources and, more generally, in delayed market acceptance of the product or damage to our reputation and business, any of which could have a material adverse effect on our business, financial condition and results of operations.

                                USE OF PROCEEDS

   Unless otherwise set forth in the applicable prospectus supplement, we intend to use the proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including working capital, capital expenditures, investments in loans to subsidiaries, acquisitions and refinancing of debt. We will include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement pertaining to the offering.

                       RATIO OF EARNINGS TO FIXED CHARGES

   The following table sets forth our ratio of consolidated earnings to fixed charges for the years and the periods indicated:


                                         Nine Months
                                            Ended       Year Ended March 31,
                                         December 31, ------------------------
                                             2000     2000 1999 1998 1997 1996
                                         ------------ ---- ---- ---- ---- ----
Ratio of Consolidated Earnings to Fixed
 Charges................................       *        *    *  20.3 22.8 7.2

* For the nine-month period ended December 31, 2000 and the years ended March 31, 1999 and 2000, earnings were insufficient to cover fixed charges by $149.7 million, $7.9 million and $5.6 million, respectively.

   For purposes of computing the ratio of consolidated earnings to fixed charges, "earnings" consists of income/loss from continuing operations before income taxes and extraordinary item. "Fixed charges" consists of the portion of rental expense representative of the interest factor, interest on indebtedness, and the amortization of debt expense.

                           FORWARD-LOOKING STATEMENTS

   This prospectus, any prospectus supplement and the documents and information incorporated by reference in them include forward-looking statements. All statements other than statements of historical facts included in this prospectus, any prospectus supplement and the documents and information incorporated by reference in them constitute forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that our assumptions and expectations will prove to have been correct. Important factors that could cause our actual results to differ materially from our expectations are disclosed in this prospectus (including factors disclosed under "Risk Factors" beginning on page 2), each prospectus supplement and the documents and information incorporated by reference in them. These forward-looking statements are subject to various risks, uncertainties and assumptions including, among other things:

  . our outstanding debt and the restrictions imposed by our debt;

  . the cyclical nature of certain of our businesses, and domestic and international economic conditions;

  . the high degree of competition in certain of our businesses, and the potential for new competitors to enter into those businesses;

  . the integration of recent and future acquired businesses with our existing operations in a timely and efficient manner;

  . the extent to which we undertake new acquisitions or enter into strategic joint ventures or partnerships;

  . future modifications to existing laws and regulations affecting the environment, health and safety;

  . discovery of unknown contingent liabilities, including environmental contamination at our facilities;

  . fluctuations in interest rates and in foreign currency exchange rates;
    and

  . increases in the cost of raw materials and other inputs used to make our products.

   We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by those cautionary statements. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur and you should not place undue reliance upon them.

                         DESCRIPTION OF DEBT SECURITIES

   We may offer unsecured general obligations, which may be senior debt securities or junior subordinated debt securities. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the "debt securities." The senior debt securities will have the same rank as all of our other unsecured, unsubordinated obligations. The subordinated debt securities will be subordinate in right of payment to the extent and in the manner set forth in the subordinated indenture to all of our senior debt as defined below under "Provisions Applicable Only to Subordinated Debt Securities--Subordination."

   The senior debt securities will be issued in one or more series under an indenture, which we refer to as the "senior indenture," between us and a trustee to be named in the prospectus supplement relating to the offering of the senior debt securities. The subordinated debt securities will be issued in one or more series under an indenture, which we refer to as the "subordinated indenture," between us and a trustee to be named in the prospectus supplement relating to the offering of the subordinated debt securities.

   The following description of the terms of the indentures is a summary. It summarizes only those portions of the indentures that we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that the indentures, and not this summary, define your rights as a debtholder. There may be other provisions in the indentures that are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indenture and the subordinated indenture are filed as exhibits to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the senior indenture and the subordinated indenture. You should also read the applicable prospectus supplement, which will contain additional information and may update or change some of the information below.

   The debt securities will be issuable in one or more series pursuant to one or more indentures supplemental to the original indentures, or a resolution of our board of directors or a duly authorized committee of our board of directors.

   The indentures do not contain any covenants or provisions that may afford holders of debt securities protection in the event that we engage in a highly leveraged transaction or other transaction that may adversely affect the holders of the debt securities, including the incurrence or issuance of other secured or unsecured debt.

   Substantially all of our assets are owned by our subsidiaries and, accordingly, the debt securities are effectively subordinated to all existing and future liabilities of our subsidiaries. Our rights and the rights of our creditors, including holders of debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation, recapitalization or insolvency would be subject to the prior claims of the subsidiary's creditors, except to the extent that we might ourselves be a creditor with recognized claims against the subsidiary.

General Terms of the Debt Securities

   The aggregate principal amount of debt securities that may be issued under the indentures is unlimited. The debt securities may be issued in one or more series. You should refer to the applicable prospectus supplement for the specific terms of the debt securities, including the following:

  . title and aggregate principal amount;

  . indenture under which the debt securities are issued;

  . any applicable subordination provisions;

  . percentage or percentages of principal amount at which the debt securities will be issued and percentage or percentages of principal amount payable upon declaration of acceleration of the maturity of the debt securities;

  . maturity date(s);

  . interest rate(s) or the method for determining the interest rate(s);

  . dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

  . interest deferral provisions, if any;

  . conversion or exchange provisions, if any;

  . place or places where principal, premium and interest will be payable;

  . redemption or early repayment provisions;

  . authorized denominations;

  . amount of discount with which the debt securities will be issued;

  . whether the debt securities will be issued in whole or in part in the form of one or more global securities;

  . identity of the depositary for global securities;

  . whether a temporary security is to be issued with respect to the series and whether any interest payable prior to the issuance of definitive debt securities of the series will be credited to the account of the persons entitled to the interest;

  . the terms upon which beneficial interests in a temporary global debt security may be exchanged in whole or in part for beneficial interests in a definitive global debt security or for individual definitive debt securities and the terms upon which these exchanges may be made;

  . currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

  . time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

  . securities exchange(s) on which the debt securities will be listed, if any;

  . additions to or changes in the events of default with respect to the debt securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to the debt securities to be due and payable; and

  . additional terms not inconsistent with the provisions of the indentures.

   One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. The applicable prospectus supplement will describe all of the material United States federal income tax considerations applicable to the particular series of debt securities being offered.

   Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to:

  . the price of one or more commodities, derivatives or securities;

  . one or more securities, derivatives or commodities exchange indices or other indices;

  . a currency or currencies (including any currency unit or units) other than the currency in which the debt securities are issued; or

  . any other variable or the relationship between any variables or combination of variables.

   Holders of these debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest that would otherwise be payable on any given payment date, depending upon the value of the applicable currencies, commodities, securities, derivatives, indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any given payment date, and the currencies, commodities, securities, derivatives, indices or other factors to which the amount payable on any given payment date is linked, will be described in the applicable prospectus supplement.

   The term "debt securities" includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

   We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000. Subject to the limitations provided in the indentures and in the prospectus supplement, debt securities that are issued in registered form may be registered, transferred or exchanged at the principal corporate trust office of the trustee or at the office or agency that we will maintain for that purpose in the Borough of Manhattan, The City of New York, without the payment of any service charge, other than any tax or other governmental charge payable in connection with the registration or transfer or exchange.

   We may issue debt securities of any series in whole or in part in definitive form or in the form of one or more global debt securities as described below under "Global Securities." We may issue debt securities of a series at different times. In addition, we may issue debt securities within a series with terms different from the terms of other debt securities of that series.

   Subject to applicable law, we or any of our affiliates may at any time purchase or repurchase debt securities of any series in any manner and at any price. Debt securities of any series purchased by us or any of our affiliates may be held or surrendered by the purchaser of the debt securities for cancellation.

 Global Securities

   We expect the following provisions to apply to all debt securities.

   We may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. We will issue global securities in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for the global security to its nominee or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

   The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the prospectus supplement. We expect that the following provisions will generally apply to depositary arrangements.

   Upon the issuance of a global security, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with the depositary or its nominee. These accounts will be designated by the dealers, underwriters or agents with respect to the debt securities or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary, who are referred to in this prospectus as participants, or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. The laws of some states require that some specified purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

   So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture governing those debt securities. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any debt securities of the series in definitive form and will not be considered the owners or holders of any debt securities in of the series under the indenture governing those debt securities.

   Payments of principal, premium, if any, and interest, if any, on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing the debt securities. Neither we, the trustee for the debt securities, any paying agent, nor the registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial ownership interests in the global security for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

   We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing the debt securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security for the debt securities as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." The payments will be the responsibility of the participants.

   If the depositary for a series of debt securities notifies us at any time that it is unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue definitive debt securities of that series in exchange for the global security or securities representing that series of debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities of a series represented by one or more global securities, and, in that event, will issue definitive debt securities of that series in exchange for the global security or securities representing that series of debt securities. If definitive debt securities are issued, an owner of a beneficial interest in a global security will be entitled to take physical delivery of definitive debt securities of the series represented by that global security equal in principal amount to that beneficial interest and to have the debt securities registered in its name. Definitive debt securities of any series so issued will be issued in denominations, unless otherwise specified by us, of $1,000 and integral multiples of $1,000.

 Redemption of Debt Securities

   If the debt securities of a series provide for redemption at our election, unless otherwise provided in the applicable prospectus supplement, the redemption must be made on not less than 30 nor more than 60 days' notice and, in the event of redemption in part, the debt securities to be redeemed will be selected by the trustee by the method that it deems fair and appropriate. Notice of the redemption will be mailed to holders of debt securities of the series to their last addresses as they appear on the register of the debt securities of the series.

 Events of Default, Notice and Waiver

   Each indenture provides that, if an event of default in respect of any series of debt securities has occurred and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal (or a portion of the principal in the case of debt securities issued with original issue discount or indexed debt securities) and accrued interest of all the debt securities of that series to be due and payable, by written notice to us (and by written notice to the trustee if given by the holders). The consequence of this action is that the principal and accrued interest of the debt securities will be immediately due and payable by us.

   Each indenture defines events of default in respect of any series of debt securities as:

  . default for 30 days in payment of any interest installment or additional amount when due;

  . default in payment of the principal of or any premium on or any mandatory sinking fund payment with respect to debt securities of the series when due;

  . failure to comply with specified obligations for 60 days after written notice of non-compliance to us by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series;

  . our commencement of a voluntary case under Title 11 of the U.S. Code or any similar federal or state bankruptcy law;

  . our consent to the entry of an order for relief against us in an involuntary case under Title 11 of the U.S. Code or any similar federal or state bankruptcy law

  . our consent to the appointment of a receiver, trustee, assignee, liquidator or similar official under Title 11 of the U.S. Code or any similar federal or state bankruptcy law;

  . a general assignment by us for the benefit of our creditors under Title
    11 of the U.S. Code or any similar federal or state bankruptcy law;

  . the entry by a court of competent jurisdiction of an order or decree granting relief against us in an involuntary case under Title 11 of the U.S. Code or any similar federal or state bankruptcy law where the order or decree remains unstayed and in effect for 60 days;

  . the entry by a court of competent jurisdiction of an order or decree appointing a receiver, trustee, assignee, liquidator or similar official for us or for substantially all of our property where the order or decree remains unstayed and in effect for 60 days; and

  . any other event of default provided for in the indenture with respect to the debt securities of the series.

   The Trust Indenture Act of 1939 and Section 6.6 of each indenture provide that the trustee will, within 90 days after the occurrence of a default in respect of any series of debt securities, give to the holders of that series written notice of all uncured and unwaived defaults known to it; except that, in the case of default in the payment of the principal of, premium on, if any, or interest on, if any, or any sinking fund installment or analogous obligation with respect to, any of the debt securities of that series, the trustee will be protected in withholding the notice if it in good faith determines that the withholding of the notice is in the interest of the holders of that series. "Default" means any event that is, or after notice or passage of time or both would be, an event of default with respect to debt securities of the series.

   Each indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, subject to limitations, direct the time, method and place of conducting proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, in respect of the debt securities of that series.

   Each indenture includes a covenant that we will file annually with the trustee a certificate of compliance with all conditions and covenants under each indenture.

   In some cases, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, by providing written notice to the trustee on behalf of the holders of all debt securities of that series, waive any past default or event of default, except for defaults or events of default not already cured in the payment of the principal of, or premium, if any, or interest on, any of the debt securities of that series or any coupon related to those debt securities or compliance with specified covenants or provisions.

 Modification of the Indentures

   Each indenture contains provisions permitting us and the trustee to enter into one or more supplemental indentures without the consent of the holders of any of the debt securities in order to:

  . evidence the succession of another corporation to us and the assumption of our covenants and obligations by our successor;

  . add to our covenants for the benefit of the holders of debt securities or surrender any of our rights or powers;

  . add additional events of default with respect to any series of debt securities;

  . add to or change any provisions of the indenture to the extent as necessary to facilitate the issuance of debt securities in bearer form or to facilitate the issuance of debt securities in global form;

  . change or eliminate any provision of the indenture if the change or elimination does not affect any series of debt securities created prior to the execution of any supplemental indenture that is entitled to the benefit of the provision;

  . secure the debt securities;

  . establish the form or terms of debt securities;

  . evidence and provide for successor trustees and/or add to or change any provisions of the indenture to the extent as necessary to provide for or facilitate the appointment of a separate trustee or trustees for specific series of debt securities;

  . permit payment of principal, premium or interest in respect of debt securities in bearer form or coupons, if any, in the United States and other areas subject to its jurisdiction; or

  . correct or supplement any inconsistent provisions or make any other provisions with respect to matters or questions arising under the indenture, as long as the action does not adversely affect the interests of any holder of debt securities of any series.

   Each indenture also contains provisions permitting us and the trustee, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of the affected series, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of debt securities of that series. No supplemental indenture may, without the consent of the holders of all of the affected debt securities, among other things:

  . change the maturity of any debt securities;

  . change the currency in which the debt securities are payable;

  . reduce the principal amount of the debt securities or the rate of interest on the debt securities or any premium payable upon the redemption of the debt securities;

  . change the manner in which the amount of any principal of the debt securities or premium, if any, or interest on the debt securities is determined;

  . impair the right to institute suit for the enforcement of any payment on the debt securities at maturity or upon redemption;

  . reduce the percentage of the outstanding principal amount of debt securities the holders of which must consent to any supplemental indenture;

  . modify the indenture provisions concerning modification of the indenture or the waiver of past defaults or specified covenants other than to increase the required percentage to effect a modification or provide that additional provisions may not be waived without the consent of each holder of that series of debt securities; or

  . in the case of the subordinated indenture, modify the subordination provisions of the subordinated indenture in a manner adverse to the holders of subordinated debt securities then outstanding.

 Satisfaction and Discharge of the Indentures; Defeasance

   Each indenture will generally cease to be of any further effect with respect to a series of debt securities when:

  . we have delivered all debt securities of that series to the trustee for cancellation or

  . all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of that series, and we have paid or cause to be paid all other sums payable under the indenture by us in respect of all debt securities of that series and we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent in the indenture have been complied with.

   The trustee will hold in trust all money deposited with it as described above and will apply the deposited money, in accordance with the provisions of the debt securities of the defeased series and the indenture, to the payment of principal, premium, if any, and any interest, to the persons for whose payment the money has been deposited with or received by the trustee, either directly or through any paying agent, as the trustee may determine.

 Record Dates

   We will generally be entitled to set any date as the record date for the purpose of determining the holders of debt securities entitled to give or take any action under either indenture in the manner specified in the indenture. If a record date is set, action may only be taken by persons who are holders of debt securities on the record date. Also, unless otherwise specified in the prospectus supplement applicable to a series of debt securities, to be effective, any action must become effective under the applicable indenture within six months of the record date.

 Notice

   Notices to holders of debt securities will be sent by mail to the holders' addresses appearing in the applicable securities register. We and the trustee may treat the person in whose name a debt security is registered as the owner of that debt security for all purposes.

 Governing Law

   Each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

 Consolidation, Merger or Transfer of Assets

   Each indenture provides that we may not merge or consolidate with or into any other corporation or other entity or lease or transfer all or substantially all of our assets, unless:

  . the entity formed by or surviving the consolidation or merger or to which the lease or transfer is made is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia;

  . the surviving entity or entity to which the lease or transfer is made assumes by supplemental indenture all of our obligations under the indenture; and

  . immediately after giving effect to the transaction, no default or event of default exists.

   We must deliver to the trustee prior to the transaction an officer's certificate to this effect, and an opinion of counsel stating that the transaction and supplemental indenture complies with the indenture and that all conditions precedent under the indenture to the consummation of the transaction have been met.

   Upon any consolidation, merger or transfer, the successor corporation formed by the consolidation or into which we are merged or to which the transfer is made will succeed to and be substituted for us under the indenture.

Provisions Applicable Only to Senior Debt Securities

 Ranking

   Senior debt securities will be our direct, unconditional and unsecured obligations and, except for specified debts required to be preferred by law, will rank equal among themselves and equally with all of our other unsecured and unsubordinated obligations. The senior debt securities will rank senior to our subordinated obligations, including any subordinated debt securities.

Provisions Applicable Only to Subordinated Debt Securities

 Subordination

   In the subordinated indenture, we have agreed that any subordinated debt securities issued under the subordinated indenture are subordinated in right of payment to all senior indebtedness, as defined below, to the extent provided in the subordinated indenture.

   In the event of any:

  . insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property,

  . proceeding for our liquidation, dissolution or other winding up, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

  . assignment by us for the benefit of creditors, or

  . other marshalling of our assets,

the holders of senior indebtedness will be entitled to receive payment in full on the senior indebtedness before the holders of subordinated debt securities will be entitled to receive or retain any payment on the subordinated debt securities.

   No payments on account of the subordinated debt securities or interest on the subordinated debt securities may be made if:

  . we default in any payment with respect to senior indebtedness; or

  . an event of default occurs with respect to any senior indebtedness resulting in the acceleration of the maturity of the senior indebtedness.

   For purposes of the subordination provisions, the payment, issuance and delivery of cash, property or securities (other than shares of our common stock or our equally subordinated securities), upon conversion of any subordinated debt security will be deemed to constitute payment on account of the principal of the subordinated debt security.

   When we use the term "senior indebtedness" we mean the principal, premium, if any, and interest on:

  . all of our indebtedness, whether outstanding on the date of the subordinated indenture or created, incurred or assumed after the date of the subordinated indenture, that is for borrowed money, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

  . any indebtedness of any other person of the kind described in the preceding bullet point for which we are responsible or liable as guarantor or otherwise; and

  . amendments, renewals, extensions and refundings of any indebtedness of the kind described in the preceding two bullet points;

  . except, however, that senior indebtedness does not include indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business or any indebtedness which by its express terms is equal with or subordinated to the subordinated debt securities.

   The subordinated indenture provides that the foregoing subordination provisions, as far as they relate to any particular issue of subordinated debt securities, may be changed prior to the issuance of the particular issue of subordinated debt securities. Any change would be described in the prospectus supplement relating to the relevant subordinated debt securities.

                          DESCRIPTION OF CAPITAL STOCK

General

   Our authorized capital stock consists of: (a) 350,000,000 shares of common stock, par value $.01 per share, and (b) 100,000 shares of preferred stock, par value $1.00 per share. Our common stock is listed on The Nasdaq Stock Market's National Market under the symbol "ACTR". The transfer agent and registrar for our common stock is Mellon Shareholder Services, L.L.C.

   The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock that we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our Certificate of Incorporation, as amended, and our By-Laws, and not this summary, that define your rights as a securityholder. There may be other provisions in these documents that are also important to you. You should read these documents for a full description of the terms of our capital stock. Our Certificate of Incorporation, as amended, and our By-Laws are incorporated by reference as exhibits to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

   The capital stock when offered by this prospectus and a prospectus supplement will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Common Stock

 Voting

   Holders of common stock have exclusive voting rights except as otherwise required by law and to the extent that our board of directors may determine that holders of a series of preferred stock have exclusive voting rights or have the right to vote together as a single class with the holders of shares of common stock. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Approval of matters brought before the stockholders require the affirmative vote of a majority of shares present and voting, except where a greater or lesser voting percentage may otherwise be required by law.

 Dividends

   Holders of common stock will be entitled to participate in dividends as and when declared by our board of directors out of funds legally available for their payment.

 Liquidation Rights

   Subject to the rights of creditors and holders of preferred stock, holders of common stock will be entitled to share ratably in a distribution of our assets upon our liquidation, dissolution or winding up.

 Preemptive Rights

   The common stock does not carry any preemptive rights enabling a holder to subscribe for or receive shares of our stock of any class or any other securities convertible into shares of our common stock, with the exception of options to purchase common stock pursuant to our stock option plans.

 Classification of the Board of Directors

   Our directors are classified in three staggered classes.

 Registration Rights of Specified Certain Holders

   Pursuant to an agreement among us, Clayton, Dubilier & Rice Fund V Limited Partnership, Clayton, Dubilier & Rice Fund VI Limited Partnership and other specified holders of shares of common stock, those stockholders are entitled to certain demand registration rights. Pursuant to this agreement, the stockholders may make up to four requests that we file a registration statement under the U.S. Securities Act. Upon such request and subject to specified conditions, we generally will be required to use our best efforts to effect any such registration. In addition, if we propose to register any of our securities, either for our own account or for the account of other stockholders, we are required, with specified exceptions, to notify all holders of registrable stock and, subject to specified limitations, to include in the registration all of the shares of common stock requested to be included by the holders of registrable stock. We generally are obligated to bear the expenses, other than expenses sellers must pay under applicable law, underwriting discounts and sales commissions, of the registration of these registrable shares.

Preferred Stock

   Authorized shares of preferred stock may be issued from time to time by our board of directors, without stockholder approval, in one or more series. Subject to the provisions of our Certificate of Incorporation, as amended, and the limitations prescribed by law, our board of directors is expressly authorized to adopt resolutions to issue the authorized shares of preferred stock, to fix the number of shares and to change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions of the preferred shares, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of preferred stock, in each case without any further action or vote by the stockholders.

   We will describe in a prospectus supplement some or all of the following terms of the series of preferred shares being offered:

  . title;

  . the number of shares offered;

  . the liquidation preference per share;

  . the purchase price;

  . the dividend rates, periods and/or payment dates or methods of calculation of the dividend rates;

  . whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

  . the procedures for any auction or remarketing, if any;

  . the provisions for a sinking fund, if any;

  . the provisions for redemption, if applicable;

  . any listing of the preferred shares on any securities exchange or market;

  . the terms and conditions, if applicable, upon which the preferred shares will be convertible into our common shares, including the conversion price, or manner of calculation of the conversion price, and conversion period;

  . the terms and conditions, if applicable, upon which preferred shares will be exchanged into debt securities, including the exchange price, or manner of calculating the exchange price, and the exchange period;

  . voting rights, if any;

  . the relative ranking and preferences of the preferred shares as to dividend rights upon liquidation, dissolution or winding up of our affairs;

  . any limitations on issuance of any series of preferred shares ranking senior to or equal to the series of preferred shares as to dividend rights upon liquidation, dissolution or winding up of our affairs; and

  . any other specific terms, preferences, rights, limitations or restrictions.

   The applicable prospectus supplement will describe all of the material United States federal income tax considerations applicable to the particular series of preferred shares being offered.

   Unless otherwise specified in the prospectus supplement, the preferred shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, rank:

  . senior to all series of our common shares, and to all equity securities issued by us the terms of which specifically provide that such equity securities rank junior to the preferred shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of our company;

  . equal to all equity securities issued by us, the terms of which specifically provide that those equity securities will rank equal to the preferred shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of our company; and

  . junior to all equity securities issued by us, the terms of which specifically provide that those equity securities rank senior to the preferred shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of our company.

   One of the effects of undesignated preferred stock may be to enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of the preferred stock pursuant to the board of directors' authority described above may adversely affect the rights of the holders of common stock. For example, our preferred stock may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Depositary Shares

 General Terms

   We may elect to offer depositary shares representing receipts for fractional interests in preferred stock, rather than full shares of preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

   We will deposit the shares of series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary that we will name in a prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share, including dividend, voting, redemption, subscription and liquidation rights.

   The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, that defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement is filed as an exhibit to the Registration

Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the deposit agreement.

 Dividends and Other Distributions

   The depositary will distribute all cash dividends or other cash distributions received on the preferred stock to you in proportion to the numbers of depositary shares you own.

   In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

 Redemption of Depositary Shares

   If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

 Voting the Preferred Stock

   Upon receipt of notice of any meeting at which you are entitled to vote, the depositary will mail to you the information contained in that notice of meeting. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to vote the amount of the preferred stock represented by that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will endeavor, to the extent practicable, to vote the amount of the preferred stock represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action that the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock if it does not receive specific instructions from you.

 Amendment and Termination of the Deposit Agreement

   We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

   The deposit agreement will only terminate if:

  . all outstanding depositary shares have been redeemed, or

  . there has been a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding up and the distribution has been distributed to you.

 Resignation and Removal of Depositary

   The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

 Charges of Depositary

   We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and issuance of depositary receipts, all withdrawals of shares of preferred stock by you and any redemption of the preferred stock. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

 Miscellaneous

   The depositary will forward all reports and communications from us that are delivered to the depositary and that we are required or otherwise determine to furnish to holders of the preferred stock.

   Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary's gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, you or other persons believed to be competent and on documents we and the depositary believe to be genuine.

Delaware Anti-Takeover Law

   We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under specified circumstances, from engaging in a "business combination" with:

  . a stockholder who owns 15% or more of our outstanding voting stock
    (otherwise known as an "interested stockholder"),

  . an affiliate of an interested stockholder, or

  . an associate of an interested stockholder

for three years following the date that the stockholder became an "interested stockholder." A "business combination" includes a merger or sale of more than 10% of our assets.

   However, the above provisions of Section 203 do not apply if:

  . our board of directors approves the transaction that made the stockholder an "interested stockholder", prior to the date of that transaction;

  . after the completion of the transaction that resulted in the stockholder becoming an "interested stockholder", that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced;

  . or on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the "interested stockholder".

   This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

Limitations on Liability and Indemnification of Officers and Directors

   Our Certificate of Incorporation, as amended, includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

  . for any breach of the director's duty of loyalty to us or our stockholders;

  . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  . under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

  . for any transaction from which the director derived an improper personal benefit.

These provisions are permitted under Delaware law.

   Our By-Laws provide that:

  . we must indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to very limited exceptions;

  . we may indemnify our other employees and agents to the same extent that we indemnify our officers and directors, unless otherwise required by law, our Certificate of Incorporation, as amended, our By-Laws or agreements; and

  . we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions.

   The limitation of liability and indemnification provisions in our Certificate of Incorporation, as amended, and By-Laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though an action of this kind, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, we believe that these indemnification provisions are necessary to attract and retain qualified directors and officers.

   At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

                            DESCRIPTION OF WARRANTS

   We may issue warrants, including warrants to purchase debt securities, preferred stock, common stock or other of our securities. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the other warrants under warrant agreements between us and a bank or trust company, as warrant agent, as we will describe in the prospectus supplement relating to the warrants that we offer.

   The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement that we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, that define your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants that will also be important to you. You should read those documents for a full description of the terms of the warrants. Forms of these documents are filed as exhibits to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

Debt Warrants

   We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

  . the title of the debt warrants,

  . the debt securities for which such debt warrants are exercisable,

  . the aggregate number of the debt warrants,

  . the principal amount of debt securities that you may purchase upon exercise of each debt warrant, and the price or prices at which we will issue the debt warrants,

  . the procedures and conditions relating to the exercise of the debt warrants,

  . the designation and terms of any related debt securities issued with the debt warrants, and the number of the debt warrants issued with each debt security,

  . the date, if any, from which you may separately transfer the debt warrants and the related securities,

  . the date on which your right to exercise the debt warrants commences, and the date on which your right expires,

  . the maximum or minimum number of the debt warrants that you may exercise at any time,

  . if applicable, a discussion of material United States federal income tax considerations,

  . any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants, and

  . the terms of the securities you may purchase upon exercise of the debt warrants.

   You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

   We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

  . the title of the warrant,

  . the securities, which may include preferred stock or common stock, for which you may exercise the warrants,

  . the price or prices at which we will issue the warrants,

  . if applicable, the designation and terms of the preferred stock or common stock issued with the warrants, and the number of warrants issued with each share of preferred stock or common stock,

  . if applicable, the date from which you may separately transfer the warrants and the related preferred stock or common stock,

  . if applicable, a discussion of material United States federal income tax considerations, and

  . any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of such warrants.

   We will also describe in the applicable prospectus supplement the amount of securities called for by the warrants, any amount of warrants outstanding, and any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock or common stock purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon the exercise.

Exercise of Warrants

   We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

   We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

                              PLAN OF DISTRIBUTION

   We may sell the securities offered by this prospectus through agents, underwriters, dealers or directly to purchasers.

   Agents who we designate may solicit offers to purchase the securities.

  . We will name any agent involved in offering or selling securities, and any commissions that we will pay to the agent, in our prospectus supplement.

  . Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

  . Our agents may be deemed to be underwriters under the Securities Act of 1933 of any of the securities that they offer or sell.

   We may use an underwriter or underwriters in the offer or sale of our securities.

  . If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

  . We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

  . The underwriters will use our prospectus supplement to sell the securities.

   We may use a dealer to sell the securities.

  . If we use a dealer, we, as principal, will sell the securities to the dealer.

  . The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells our securities.

  . We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

   We may directly solicit offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

   We may indemnify agents, underwriters, and dealers against certain liabilities, including liabilities under the Securities Act of 1933. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

   We may authorize our agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

  . If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

  . These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

  . We will describe in our prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

                                 LEGAL MATTERS

   Unless we state otherwise in the applicable prospectus supplement, the validity of any securities offered by this prospectus will be passed upon for us by Debevoise & Plimpton, New York, New York and for any underwriters or agents by counsel to be named in the applicable prospectus supplement. Debevoise & Plimpton also acts and may continue to act as counsel to Clayton, Dubilier & Rice, Inc. and its affiliates and to us and our affiliates. Franci
J. Blassberg, Esq., a partner of Debevoise & Plimpton, is married to Joseph L. Rice, III, who was formerly one of our directors and who is currently a shareholder of the managing general partners of the general partners of Clayton, Dubilier & Rice Fund V Limited Partnership and Clayton, Dubilier & Rice Fund VI Limited Partnership, our controlling stockholders.

                                    EXPERTS

   The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Acterna Corporation for the year ended March 31, 2000 and the audited historical financial statements of Applied Digital Access, Inc. included on pages F-1 to F-28 of Exhibit 3.0 of Acterna Corporation's Form 8-K/A dated January 14, 2000 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The audited consolidated financial statements of Wavetek Wandel Goltermann, Inc. incorporated by reference in this prospectus and in the Registration Statement of which this prospectus is a part have been so included in reliance on the report of Arthur Andersen LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

   This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission. The Registration Statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the Securities and Exchange Commission allow us to omit some of the information included in the Registration Statement from this prospectus. In addition, we file reports, proxy statements and other information with the Securities and Exchange Commission. This information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at:

  . Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C.
    20549;

  . 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048;
    and

  . Suite 1400, Northwestern Atrium Center, 14th Floor, 500 West Madison
    Street, Chicago, Illinois 60611.

   Copies of this material can be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The material may also be accessed electronically by means of the Securities and Exchange Commission's home page on the Internet at http://www.sec.gov. This Internet site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

                           INCORPORATION BY REFERENCE

   The rules of the Securities and Exchange Commission allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supercede this information. This prospectus incorporates by reference the documents listed below.

  . Our Annual Report on Form 10-K for the year ended March 31, 2000,

  . Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2000,
    September 30, 2000 December 31, 2000,

  . Our Current Reports on Form 8-K filed on November 9, 1999 (as amended on
    January 14, 2000), May 31, 2000 (as amended on July 18, 2000), September 11, 2000, September 22, 2000 and November 15, 2000,

  . Description of our common stock and the rights associated with our common stock contained in our registration statement on Form 8-A, dated June 29, 1998, and

  . All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus.

   We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus, other than certain exhibits to those such documents. You should direct requests for those documents to Acterna Corporation, 3 New England Executive Park, Burlington, Massachusetts 01803-5087, Attention: General Counsel (Telephone: 781-272-6100).

                               ----------------

   No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Acterna Corporation, or any underwriter, agent or dealer. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Acterna Corporation since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

   The following table sets forth those expenses to be incurred by Acterna Corporation in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission filing fee, all amounts shown are estimates.

   Securities and Exchange Commission filing fee...................... $250,000
   Printing and engraving expenses.................................... $ 10,000
   Accountants' fees and expenses..................................... $ 75,000
   Legal fees and expenses............................................ $100,000
   Miscellaneous expenses............................................. $ 65,250
                                                                       --------
     Total............................................................ $500,250
                                                                       ========

Item 15. Indemnification of Directors and Officers

   Acterna Corporation is incorporated under the laws of the State of Delaware.
Section 145 of the Delaware Corporation Law, as amended, and Subsection (e) of Article Sixth of Acterna's Certificate of Incorporation, as amended, provides for the indemnification, except in certain circumstances set forth below, of officers, directors, employees and agents of Acterna for certain expenses incurred in connection with any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, and for the purchase and maintenance of insurance by Acterna on behalf of officers, directors, employees and agents of Acterna and its subsidiaries against any liability asserted against, and incurred by, any such officer, director, employee or agent in such capacity. Set forth below is the text of Section 145 and the text of Subsection (e) of Article Sixth of Acterna's Certificate of Incorporation, as amended.

   Section 145 of the Delaware Corporation Law, as amended, provides as follows:

     "SECTION 145 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.--(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if this person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which this person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

     (h) For purposes of this section, references to 'the corporation' shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to 'other enterprises' shall include employee benefit plans; references to 'fines' shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation' shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation' as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorney's fees)."

   Subsection (e) of Article Sixth of the Certificate of Incorporation of Acterna, as amended, provides as follows:

     "(e) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Certificate of Incorporation shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under
  Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit."

   As permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended, Acterna has purchased and maintains insurance providing for reimbursement to elected directors and officers of Acterna and its subsidiaries, subject to certain exceptions, of amounts they may be legally obligated to pay, including but not limited to damages, judgments, settlements, costs and attorneys' fees (but not including fines, penalties or matters not insurable under the law), as a result of claims and legal actions instituted against them to recover for their acts while serving as directors or officers.

Item 16. Exhibits

 Exhibit
   No.                                 Description
 -------                               -----------
 1.1     Proposed form of Underwriting Agreement (Equity).*


 1.2     Proposed form of Underwriting Agreement (Debt).*


 3.1     Certificate of Incorporation of Acterna Corporation, as amended.(1)


 3.2     By-Laws of Acterna Corporation.(2)


 4.1     Indenture, dated May 21, 1998, among Acterna Corporation, TTC Merger
         Co. LLC (now known as Acterna LLC) and State Street Bank and Trust
         Company, as Trustee.(3)

 4.2     Form of 9% Senior Subordinated Note due 2008 (included in Exhibit
         4.1).


 4.3     First Supplemental Indenture, dated May 21, 1998, between
         Telecommunications Techniques Co., LLC and State Street Bank and Trust
         Company, as Trustee.(3)


 4.4     Form of Senior Indenture.


 Exhibit
   No.                                Description
 -------                              -----------
  4.5    Form of Subordinated Indenture.


  4.6    Form of Depositary Receipt.*


  4.7    Form of Depositary Agreement.*


  4.8    Form(s) of Warrant Agreement(s), including form of Warrant.*


  5 Opinion of Debevoise & Plimpton as to the legality of the securities being registered.


 12      Statement Re: Computation of Ratio of Earnings to Fixed Charges.


 23.1    Consent of PricewaterhouseCoopers LLP.


 23.2    Consent of Arthur Andersen LLP.

 23.3    Consent of PricewaterhouseCoopers LLP.


 23.4    Consent of Debevoise & Plimpton (included in Exhibit 5).


 24      Powers of Attorney.+

--------
 * To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.
(1) Incorporated by reference to Acterna Corporation's Form 10-Q for the quarter ended June 30, 2000 and Acterna Corporation's Form 8-K filed on September 11, 2000.
(2) Incorporated by reference to Acterna Corporation's Form 10-Q for the quarter ended September 30, 1999.
(3) Incorporated by reference to Acterna Corporation's Registration Statement on Form S-4 (Registration No. 333-60893).
 + Previously filed.

Item 17. Undertakings.

   (a) Rule 415 Offering.

   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Acceleration of Effectiveness.

   Insofar as indemnifications for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (d) Rule 430A Offering.

   The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (f) Qualification of Trust Indentures for Delayed Offerings.

   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Acterna Corporation has duly caused this Amendment No. 1 to Form S-1 on Form S-3 Registration Statement (Registration No. 333-41650) to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Burlington, Massachusetts, on the 14th day of February, 2001.

                                          Acterna Corporation

                                                  /s/ Mark V.B. Tremallo
                                          By: _________________________________
                                                    Mark V.B. Tremallo
                                             Corporate Vice President--General
                                                          Counsel

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----


                  *                    Chairman, President and     February 14, 2001
______________________________________  Chief Executive Officer
          Ned. C. Lautenbach


                  *                    Director, Corporate Vice    February 14, 2001
 ______________________________________  President, Chief
            Allan M. Kline              Financial Officer and
                                        Treasurer

                  *                    Director, Corporate Vice    February 14, 2001
 ______________________________________  President
            John R. Peeler

                  *                    Director                    February 14, 2001
 ______________________________________
            Brian D. Finn

                  *                    Director                    February 14, 2001
 ______________________________________
            Marvin L. Mann

                  *                    Director                    February 14, 2001
 ______________________________________
            Brian H. Rowe

                  *                    Director                    February 14, 2001
 ______________________________________
           William O. McCoy

                  *                    Director                    February 14, 2001
 ______________________________________
           Peter M. Wagner

                  *                    Director                    February 14, 2001
 ______________________________________
           Victor A. Pelson

                  *                    Director                    February 14, 2001
 ______________________________________
          Richard J. Schnall

     *By: /s/ Mark V.B. Tremallo
______________________________________
         Mark V.B. Tremallo,
         as Attorney-in-Fact

                                 EXHIBIT INDEX

 Exhibit
   No.                                 Description
 -------                               -----------
  1.1    Proposed form of Underwriting Agreement (Equity).*


  1.2    Proposed form of Underwriting Agreement (Debt).*


  3.1    Certificate of Incorporation of Acterna Corporation, as amended.(1)


  3.2    By-Laws of Acterna Corporation.(2)


  4.1    Indenture, dated May 21, 1998, among Acterna Corporation, TTC Merger
         Co. LLC (now known as Acterna LLC) and State Street Bank and Trust
         Company, as Trustee.(3)

  4.2    Form of 9% Senior Subordinated Note due 2008 (included in Exhibit
         4.1).


  4.3    First Supplemental Indenture, dated May 21, 1998, between
         Telecommunications Techniques Co., LLC and State Street Bank and Trust
         Company, as Trustee. (3)

  4.4    Form of Senior Indenture.


  4.5    Form of Subordinated Indenture.


  4.6    Form of Depositary Receipt.*


  4.7    Form of Depositary Agreement.*


  4.8    Form(s) of Warrant Agreement(s), including form of Warrant.*


         Opinion of Debevoise & Plimpton as to the legality of the securities
  5      being registered.


 12      Statement Re: Computation of Ratio of Earnings to Fixed Charges.


 23.1    Consent of PricewaterhouseCoopers LLP.


 23.2    Consent of Arthur Andersen LLP.

 23.3    Consent of PricewaterhouseCoopers LLP.


 23.4    Consent of Debevoise & Plimpton (included in Exhibit 5).

 24      Powers of Attorney.+

--------
 * To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.
(1) Incorporated by reference to Acterna Corporation's Form 10-Q for the quarter ended June 30, 2000 and Acterna Corporation's Form 8-K filed on September 11, 2000.
(2) Incorporated by reference to Acterna Corporation's Form 10-Q for the quarter ended September 30, 1999.
(3) Incorporated by reference to Acterna Corporation's Registration Statement on Form S-4 (Registration No. 333-60893).
 + Previously filed.